Execution version

Share pledge agreement

between Thelema
as Pledgor

and

Azenta Germany GmbH
as Pledgee

and

B Medical Systems S. à r.l.
as Company

1 July 2026

In accordance with Item 601(a)(6) of Regulation S-K, private information has been redacted as indicted in this exhibit.

Table of contents

1.	Definitions and interpretation....................................................................................................................	2
2.	Pledge............................................................................................................….....................................	5
3.	Perfection of the Pledge..................................................................................….....................................	5
4.	Effectiveness of the Pledge......................................................................................................................	6
5.	Representations, warranties and covenants....................................................….....................................	7
6.	Voting rights and dividends.......................................................................................................................	9
7.	Delegation and power of attorney.............................................................................................................	10
8.	Enforcement of the Pledge.......................................................................................................................	11
9.	Application of proceeds and release of Pledge........................................................................................	12
10.	Currency conversion.................................................................................................................................	12
11.	Costs, expenses and indemnities.............................................................................................................	13
12.	Liability to perform....................................................................................................................................	13
13.	Waivers and remedies cumulative............................................................................................................	13
14.	Notices......................................................................................................................................................	14
15.	Changes to the Parties.............................................................................................................................	14
16.	Amendments and severability...................................................................................................................	14
17.	Governing law and jurisdiction..................................................................................................................	15
18.	Counterparts.............................................................................................................................................	15

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This share pledge agreement is made on 1 July 2026.

BETWEEN THE UNDERSIGNED

1.Thelema, a private limited liability company (société à responsabilité limitée), duly incorporated and validly existing under the laws of Grand Duchy of Luxembourg, with its registered office at 63 rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) (the "RCS") under number B299803, as pledgor (the "Pledgor"),
2.Azenta Germany GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) duly incorporated and validly existing under the laws of the Federal Republic of Germany, with its registered office at Im Leuschnerpark 1 B, 64347 Griesheim, Federal Republic of Germany, registered with the commercial register of the Local Court of Darmstadt under number HRB 85666, as pledgee (the "Pledgee"), and
3.B Medical Systems S.à r.l., a private limited liability company (société à responsabilité limitée), duly incorporated and validly existing under the laws of Grand Duchy of Luxembourg, with its registered office at 17 Op der Héi, L-9809 Hosingen, Grand Duchy of Luxembourg, and registered with the RCS under number B91535, as company (the "Company" and together with the Pledgor and the Pledgee, the "Parties").

WHEREAS

(a)The Pledgor is the sole owner of the corporate units (parts sociales) in the Company, representing 100 per cent of the corporate units (parts sociales) issued by the Company as of the date hereof.
(b)The Parties enter into this Agreement in connection with a Luxembourg law governed vendor loan agreement dated on or about the date hereof between the Pledgee as lender and the Pledgor as borrower (the "Vendor Loan Agreement").
(c)The Pledgor has agreed to grant a pledge over the Shares (as defined below) to the Pledgee to secure the Secured Liabilities (as defined below) in accordance with the terms of this Agreement.
(d)This Agreement is a Finance Document for the purposes of the Vendor Loan Agreement.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.Definitions and interpretation

1.1.Recitals
The recitals (a) through (d) are an integral part hereof.

1.2.Definitions

Terms not otherwise defined herein, including in the preamble and the recitals hereto shall have the meaning given to them in the Vendor Loan Agreement and, in addition unless the

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contrary intention appears or the context otherwise requires:

"Agreement" means this share pledge agreement.

"Enforcement Event" means an Event of Default which is continuing and (a) in the case of an Event of Default which is capable of remedy, which has not been remedied within the relevant remedy period provided for under clause 10 (Events of Default) of the Vendor Loan Agreement, or (b) in the case of an Event of Default which is not capable of remedy, in respect of which ten (10) Business Days have elapsed from the earlier of (i) the Lender giving notice of the occurrence of such Event of Default to the Borrower and (ii) the relevant Transaction Obligor becoming aware of the occurrence of such Event of Default.

"Financial Collateral Law" means the Luxembourg law of 5 August 2005 on financial collateral arrangements, as amended.

"Pledge" means the first ranking pledge (gage de premier rang) over the Pledged Assets created pursuant to this Agreement in accordance with its terms and conditions.

"Pledged Assets" means the Shares and the Related Assets pledged hereunder.

"Related Assets" means all future dividends, and all interests and other monies remaining payable to the Pledgor in respect of the Shares and all other rights, benefits and proceeds in respect of or derived from the Shares (whether by way of redemption, bonus, preference, option, substitution, conversion, disposal or otherwise).

"Rights of Recourse" means all and any rights, actions and claims the Pledgor may have against any other Transaction Obligor and arising under or pursuant to the enforcement of the present Pledge including without limitation, the Pledgor's right of recourse against any such entity under the terms of Articles 2028 et seq. of the Luxembourg Civil Code (including, for the avoidance of doubt, any right of recourse prior to enforcement), or any right of recourse by way of subrogation (such as for instance any right of recourse under Article 1251 of the Luxembourg Civil Code) or any other similar right, action or claim under any applicable law.

"Shareholders' Register" means the register maintained and kept at the registered office of the Company for recording the holders of the Shares.

"Shares" means the entire issued share capital of the Company from time to time, being at the date of this Agreement, 88,431 corporate units (parts sociales) of EUR 25 each in the Company, representing together 100% of the corporate units (parts sociales) issued by the Company, owned at the date hereof by, to the order or on behalf of the Pledgor at any time, including any corporate units (parts sociales) in the Company which may be issued to the Pledgor from time to time after the date hereof, regardless of the reason for such issuance (the "Future Shares"), in which case such number of Future Shares shall immediately be and become subject to the security interest created hereunder.

“Secured Liabilities” means all present and future obligations, liabilities and sums

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(whether in principal, interest or other, in any currency or currencies, whether actual or contingent, whether owed jointly or severally or in any other capacity whatsoever and whether due at their stated maturity or earlier as a result of an acceleration) owing, borrowed or otherwise incurred by any Transaction Obligor to the Lender under or in accordance with the Finance Documents, as extended, decreased, amended, restated or supplemented from time to time.

1.3.Construction
(a)Clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Agreement. Clauses, Paragraphs and Schedules shall be construed as references to clauses and paragraphs of, and schedules to, this Agreement (as applicable).
(b)Words importing the singular shall include the plural and vice-versa; any gender shall include the other genders.
(c)"Including" and "in particular" shall not be construed restrictively but shall mean respectively "including, without prejudice to the generality of the foregoing" and "in particular, but without prejudice to the generality of the foregoing".
(d)A "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, joint venture, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing.
(e)"Variation" includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and "vary" and "varied" shall be construed accordingly.
(f)"Writing" includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Agreement to be signed and "written" has a corresponding meaning.
(g)References to a document in this Agreement are references to such document as varied. References to this Agreement or to any other document (including the Vendor Loan Agreement and the other Finance Documents) include references to this Agreement or such other document as varied in any manner from time to time, even if changes are made to the composition of the Parties or such other document or to the nature or amount of any loans made available under such other document.
(h)A provision of law is a reference to that provision as amended and/or restated and includes any subordinate legislation.
(i)Any reference to the "Pledgor", the "Pledgee", a “Party” or a “Transaction Obligor” shall be construed so as to include its successors in title, permitted assigns and permitted transferees.
(j)Unless provided to the contrary herein, the principles of construction as set out in Clause
1.3 (Construction) of the Vendor Loan Agreement shall apply to this Agreement except that references to the Vendor Loan Agreement therein shall be construed as references to this Agreement.
(k)The Company acknowledges and confirms that it has received a copy of the Vendor Loan

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Agreement and is fully aware of its terms.

2.Pledge

2.1.The Pledgor hereby irrevocably and unconditionally grants the Pledge in favour of the Pledgee over the Pledged Assets for the payment and discharge in full of all the Secured Liabilities and the Pledgee hereby accepts the Pledge.
2.2.The Pledge shall also cover any future extension of the Secured Liabilities.
2.3.For the avoidance of doubt, the Pledgor and the Pledgee agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledge created hereunder by operation of law upon the transfer or assignment including by way of assumption of all or part of the Secured Liabilities.

3.Perfection of the Pledge

3.1.The Pledge shall, by virtue of the execution of this Agreement, be acknowledged and accepted by the Company and thereby perfected in accordance with Article 5 of the Financial Collateral Law.
3.2.The Pledge shall furthermore be recorded immediately after the execution of this Agreement in the Shareholders' Register and a copy of the relevant pages of the Shareholders' Register showing that the Pledge over the Shares has been duly recorded shall be provided to the Pledgee on the date of this Agreement. The wording of the registration shall be as follows:

"Pursuant to and in accordance with the share pledge agreement dated [date] 2026 (the "Pledge Agreement"), the Pledged Assets, which term includes all the corporate units (parts sociales) of the Company owned from time to time by Thelema, and in particular the 88,431 corporate units (parts sociales) owned on the date of the present registration, have been pledged in favour of Azenta Germany GmbH, to secure the payment of the Secured Liabilities (all capitalised terms having the meaning given to them in the Pledge Agreement)."

3.3.In this respect, (i) the Pledgor hereby instructs and appoints each manager of the Company, acting individually, with full power of substitution, and (ii) the Company undertakes to:
(a)record the Pledge in the Shareholders' Register, and
(b)deliver to the Pledgee a copy of the relevant pages of the Shareholders' Register showing that the Pledge over the Shares has been duly recorded.

3.4. Without prejudice to the above provisions and to Clause 7 (Delegation and Power of Attorney), the Pledgor hereby irrevocably authorises and empowers the Pledgee to cause any formal steps to be taken for the purpose of perfecting the present Pledge and, for the avoidance of doubt, the Pledgor hereby irrevocably undertakes to take any such steps itself

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if so requested in writing by the Pledgee. In particular, should any such steps be required in relation to Future Shares, the Pledgor and the Company undertake to take any such steps immediately upon issuance or receipt of Future Shares and, in case of the Pledgor, to instruct the Company to take any such steps.

4.Effectiveness of the Pledge

4.1.The Pledge shall be a continuing first ranking pledge and shall not be considered as satisfied or discharged or prejudiced by any intermediate payment, satisfaction or settlement of any part of the Secured Liabilities or by reason of there being at any time no Secured Liabilities then owing. It shall remain in full force and effect until released in accordance with Clause 9.2 (Pledge Release).
4.2.The Pledge shall be cumulative, in addition to and independent of every other security or security interest which the Pledgee may at any time hold as security for the Secured Liabilities or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Pledgee may now or at any time in the future have in respect of the Secured Liabilities.
4.3.The Pledgor shall not be entitled to require the release of the Pledge until the Secured Liabilities have been entirely and definitively repaid in full.
4.4.Neither the obligations of the Pledgor contained in this Agreement nor the rights, powers and remedies conferred upon the Pledgee by this Agreement or by law, nor the Pledge created hereby shall be discharged, impaired or otherwise affected by:
(a)any change, amendment, restatement or supplement whatsoever to, or any variation or waiver of, any obligation of any of the Secured Liabilities; or
(b)any failure to take, or fully to take, any security contemplated by the Finance Documents or otherwise agreed to be taken in respect of any of the Secured Liabilities; or
(c)any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any of the Secured Liabilities; or
(d)any other act, event or omission which, but for this Clause 4 (Effectiveness of the Pledge), might operate to discharge, impair or otherwise affect any of the obligations of the Pledgor contained in this Agreement and/or the rights, powers and remedies conferred upon the Pledgee by this Agreement, this Pledge or by law.

4.5.For the avoidance of doubt, the Pledgor hereby waives any rights (if any) it may have of first requiring the Pledgee to proceed against or claim payment from any other person or enforce any guarantee or security before enforcing this Pledge.
4.6.Neither the Pledgee nor any of its agents shall be liable by reason of taking any action permitted by this Agreement, except in the case of gross negligence or wilful misconduct upon its part.
4.7.Until all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full, the Pledgor shall not by virtue of any payment made, security realised,

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or monies received hereunder:
(a)be subrogated to any rights, security or monies held, received or receivable by the Pledgee or be entitled to any right of contribution or indemnity, or
(b)to the extent admitted by law, claim, rank or prove as a creditor of the Company in competition with the Pledgee.

5.Representations, warranties and covenants

5.1.Representations and Warranties
Each of the Pledgor and the Company (unless a representation or warranty is expressed to apply only to the Pledgor or the Company) hereby represents and warrants to the Pledgee as at the date hereof and on the Effective Date, that:
(a)it is a private limited liability company (société à responsabilité limitée), duly incorporated and validly existing under the law of its jurisdiction of the Grand Duchy of Luxembourg;
(b)the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations;
(c)the entry into and performance by it of, and the transactions contemplated by, this Agreement do not conflict with: (i) any law or regulation applicable to it; (ii) its articles of association; or (iii) any agreement or instrument binding upon it or any of its assets;
(d)it has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of, this Agreement and the transactions contemplated by this Agreement;
(e)no Event of Default or Default in its respect is continuing or might reasonably be expected to result from its entry into of, or the performance of any transaction contemplated by, this Agreement;
(f)no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency has been started or threatened against the Pledgor;
(g)for the purposes of the Insolvency Regulation, its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) coincides with the place of its registered office (siège statutaire) and it has no "establishment" (as that term is used in Article 2(10) of the Insolvency Regulation) outside the Grand Duchy of Luxembourg;
(h)its central administration (administration centrale), within the meaning of the Luxembourg law of 10 August 1915 on commercial companies, as amended, is located within the Grand Duchy of Luxembourg;
(i)the Pledgor complies with all the provisions of the Luxembourg law of 31 May 1999 governing the domiciliation of companies, as amended, and all related regulations;
(j)the Pledge is not liable to be avoided or otherwise set aside on the liquidation or insolvency of the Pledgor or the Company (as applicable) or otherwise;
(k)the Pledge constitutes a valid first ranking pledge (gage de premier rang) over the Pledged

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Assets and there is no right of set-off or similar rights in respect of the Pledged Assets in favour of any other person;
(l)in respect of this Agreement and the transactions contemplated thereby, (i) it entered into the same in good faith and for the purpose of carrying out its business, (ii) it entered into the same on arm’s length commercial terms, (iii) it entered into the same without any intention to defraud or deprive of any legal benefit any other parties (such as third parties and in particular creditors) or to circumvent any applicable mandatory laws or regulations of any jurisdiction, and (iv) the entry into this Agreement and the performance of any rights and obligations thereunder are in its best corporate interests;
(m)the Shares are not (and none of the Shares is) subject to any options to purchase or to sell or warrants or similar rights of any person;
(n)the Pledgor has not sold, transferred, lent, assigned, parted with its interest in, disposed of, pledged or in any way encumbered, granted any option in respect of or otherwise dealt with any of its right, title and interest in the Pledged Assets, or agreed to do any of the foregoing (other than pursuant to this Agreement);
(o)the Pledgor has not renounced (or agreed to renounce) to exercise the voting rights and other rights attaching to all or part of the Shares (other than pursuant to this Agreement);
(p)the capital of the Company amounts to EUR 2,210,775 represented by 88,431 corporate units (parts sociales) with a nominal value of EUR 25 each, which corporate units (parts sociales) have been validly issued and subscribed by the Pledgor;
(q)the Company has not issued any securities other than the Shares;
(r)the Company has not suspended the voting rights and other rights attaching to any of the Shares;
(s)the Shareholders' Register is maintained at the registered office of the Company;
(t)the Company has not declared any dividends in respect of the Shares that are still unpaid on the date of this Agreement; and
(u)the Shares are capable of being pledged, are freely transferable and are not subject to any other prohibition or restriction on the taking of security in respect thereof or which may affect the exercise by the Pledgee of its rights under this Agreement.

5.2.Covenants
Each of the Pledgor and the Company hereby undertakes that during the subsistence of this Agreement:
(a)it will not deliberately cause or permit its centre of main interests to be outside the Grand Duchy of Luxembourg, nor cause or permit to exist an “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any jurisdiction outside the Grand Duchy of Luxembourg;
(b)it will maintain its central administration (administration centrale), within the meaning of Luxembourg law of 10 August 1915 on commercial companies, as amended, within the Grand Duchy of Luxembourg;

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(c)it will not take or permit to be taken any action whereby the rights attaching to the Shares are diluted;
(d)the Pledgor will subscribe to all the increases in the share capital of the Company (if any);
(e)(i) no amendment and/or restatement is made to its articles of association in any way that would affect the Pledgor’s rights under the Finance Documents, and (ii) no amalgamation, demerger, merger or corporate reconstruction is entered into in respect of it, in each case except to the extent required by any Bank Facility;
(f)the Company will keep adequate records concerning the Pledged Assets and permit the Pledgee at any reasonable time and from time to time to examine and make copies and extracts from such records;
(g)it will take any action that is necessary from time to time to maintain and ensure the validity and perfection of the Pledge and not do or cause or permit to be done anything, which would be reasonably likely to, directly or indirectly, adversely affect the validity of the Pledge or its enforceability by the Pledgee, or which is inconsistent with or materially depreciates, jeopardises or otherwise prejudices the Pledge;
(h)it will not sell, assign, transfer, dispose of, create or allow to exist any Security Interest over the whole or any part of the Pledged Assets, other than (i) this created by this Agreement and (ii) any Bank Security;
(i)it will cooperate with the Pledgee and at its own cost sign or cause to be signed all such further documents and take all such further action as the Pledgee may from time to time reasonably request to perfect and protect this Pledge or to exercise its rights, powers and remedies under this Agreement or as required by law;
(j)after the Pledgee has become entitled to enforce the Pledge pursuant to Clause 8 (Enforcement of the Pledge), (i) the Pledgor will promptly instruct the Company to, and the Company will promptly, direct any payment that could be made in respect of the Shares to the Pledgee and/or (ii) the Pledgor will promptly transfer to the Pledgee any and all Related Assets that it may have received contrary to the provisions of Clause 6.2;
(k)promptly upon becoming aware, it will inform the Pledgee of any distress, attachment, execution or other legal process commenced in respect of the Shares; and
(l)it will comply in all respects with all laws to which it may be subject insofar as this Agreement concerned.

6.Voting rights and dividends

6.1.Right to vote

(a)Prior to an Enforcement Event, the Pledgor shall remain the owners of the Shares and, accordingly, the Pledgor shall be entitled to exercise the rights attached to the Shares. The Pledgor shall not, without the previous consent in writing of the Pledgee, exercise their voting powers in respect of the Shares in any manner which would have a material adverse effect on the Pledge or would be inconsistent with the terms of the Vendor Loan Agreement. For the avoidance of doubt, the Pledgor shall be entitled, without the

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Pledgee's prior consent, to exercise its voting rights in respect of the Shares to approve any matter reasonably required for the entry into or performance of any Bank Facility.
(b)After the occurrence of an Enforcement Event, the Pledgee shall be entitled to exercise or direct the exercise of any rights attached to the Shares if it so elects. If the Pledgee has elected to exercise the rights attaching to the Shares, the Pledgor shall no longer be entitled to exercise such rights. After the occurrence of an Enforcement Event, the Pledgor undertakes as of such moment and at its own cost, to promptly transfer to the Pledgee any convening notice to any shareholders' meeting, as well as of the agenda thereof. Where there is no meeting of the shareholders of the Company, the Pledgor shall inform the Pledgee of any written resolution and not pass any resolution without the Pledgee's prior written consent. The Pledgor shall further do whatever is necessary in order to ensure that the exercise of the voting rights in these circumstances is facilitated and becomes possible for the Pledgee, including, without prejudice to the generality of the foregoing, to call or arrange for a call of a shareholders' meeting if so requested by the Pledgee.

6.2.Dividends
(a)Prior to an Enforcement Event, the Pledgor shall be entitled to receive and retain all Related Assets and to dispose of such assets to the extent permitted by the Vendor Loan Agreement.
(b)After the occurrence of an Enforcement Event, the Pledgee shall be entitled to receive all Related Assets and apply them towards any and all of the Secured Liabilities.

7.Delegation and power of attorney

7.1.Delegation
The Pledgee may delegate to any person or persons all or any of the powers, authorities and discretion, which are exercisable by it under this Agreement. A delegation under this paragraph may be made in any manner (including by power of attorney) in and on any terms (including power to sub-delegate), which the Pledgee may think fit. The Pledgee shall not be liable or responsible to the Pledgor for any loss or damage arising from any act, default, omission or misconduct on the part of any of its delegates or sub-delegates, except in the case of gross negligence or wilful misconduct on its part.

7.2.Power of attorney
(a)The Pledgor hereby appoints the Pledgee to be its attorney and in its name and on its behalf, to execute, deliver and perfect all documents and do all things that the Pledgee may consider to be requisite for (i) carrying out any obligation imposed on the Pledgor under this Agreement or (ii) exercising any of the rights conferred on the Pledgee by this Agreement or by law, (including (but not limited to), after the Pledge has become enforceable in accordance with Clause 8 (Enforcement of the Pledge), the exercise of any right as owner of the Shares).
(b)The Pledgee shall only be able to exercise the power of attorney granted in the preceding paragraph (i) after the Pledgee has become entitled to enforce the Pledge pursuant to

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Clause 8 (Enforcement of the Pledge) or (ii) if the Pledgor fails at any time to act in accordance with the terms of this Agreement.
(c)The Pledgor shall ratify and confirm all things done and all documents executed by the Pledgee in the proper and lawful exercise or purported exercise of that power of attorney in accordance with the terms thereof and under applicable law.
(d)This power of attorney is an integral part of this Agreement; it is granted for the sole benefit of the Pledgee and shall not terminate by virtue of bankruptcy or similar proceedings affecting the Pledgor or the Pledgee, to the extent permitted by law.

8.Enforcement of the Pledge

8.1.At any time after an Enforcement Event, the Pledgee shall be entitled, at its sole discretion, without any further demand, advertisement or notice of any kind on or to any person, to exercise immediately its rights and powers under this Agreement and the applicable provisions of Luxembourg law, including (but not limited to):
(a)to sell the Shares by way of public auction in accordance with the provisions of the Financial Collateral Law; or
(b)to request the attribution of the Pledged Assets in court following valuation by an independent expert; or
(c)to appropriate or have a third party designated by the Pledgee appropriate the Pledged Assets at fair value as determined on the basis of the last published annual accounts of the Company (or such more recent or appropriate finance documentation) and such other elements as may be relevant for the determination of such value by an independent external auditor (réviseur d'entreprises) registered with the Luxembourg "Institut des Réviseurs d'Entreprises", designated by the Pledgee, the costs of such valuation being borne equally by the Pledgor and the Pledgee; the appraisal of the Pledged Assets may be carried out either before or as soon as practicable after their appropriation; or
(d)to sell or cause the Pledged Assets to be sold in a private transaction at arms' length conditions (conditions commerciales normales); or
(e)in general to realise or, as the case may be, to appropriate the Pledged Assets in the most favourable manner permitted by the laws of Luxembourg, including, if applicable, by requesting a set-off (compensation) or direct payment.

8.2.The Parties expressly agree that the Pledgee, whatever the legal proceedings used, may partially enforce the Pledge.
8.3.Subject to Clauses 8.5 and 8.6 hereof, if the Pledge is enforced, no rights of the Pledgee shall pass to the Pledgor by subrogation or otherwise unless and until all of the Secured Liabilities have been satisfied and discharged in full, as set out in Clause 4.7. Until then, the Pledgee shall be entitled to treat all enforcement proceeds at its sole discretion and in accordance with this Agreement towards the discharge of the Secured Liabilities.

8.4.For as long as the Secured Liabilities are outstanding and have not been unconditionally or irrevocably paid and discharged in full, the Pledgor shall not exercise any Rights of

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Recourse it may have against any other Transaction Obligor, by any means whatsoever (including for the avoidance of doubt, by way of provisional measures such as provisional attachment (saisie-arrêt conservatoire) or by way of set-off).
8.5.The Pledgor also irrevocably agrees to waive any Rights of Recourse it may at any time have against any other Transaction Obligor, in case of enforcement of this Pledge. This waiver is for the exclusive benefit of the Pledgee who shall be entitled to renounce the benefit thereof by written notice to the Pledgor, by the effect of which the Rights of Recourse shall be considered to remain in existence as if never waived, without prejudice to the terms of the Vendor Loan Agreement.
8.6.For the avoidance of doubt, the Pledgor hereby waives any rights arising for it now or in the future (if any) under Article 2037 of the Luxembourg Civil Code and any defences of set-off.

9.Application of proceeds and release of Pledge

9.1.Application of proceeds

(a)Any proceeds, monies or value received by the Pledgee in respect of the Pledged Assets after this Pledge has been enforced shall be applied by the Pledgee in or towards payment of the Secured Liabilities.
(b)In the event the proceeds, monies or value received by the Pledgee by virtue of the Pledge's enforcement lead to any excess remitted to the Pledgee, the Pledgee shall return to the Pledgor any such excess as soon as possible.

9.2.Pledge release
(a)Upon the complete and irrevocable discharge of the Secured Liabilities, the Pledgee shall, upon the Pledgor's request and at the Pledgor's costs and expenses in accordance with Clause 11, (i) promptly execute and deliver any release, discharge or de-registration documentation in form reasonably satisfactory to the lender(s) under any Bank Facility, (ii) confirm in writing to the Company that the Pledge has been released, so as to enable the Pledgor to procure the update of the Shareholders' Register to reflect such release, and
(iii) cooperate with the Pledgor and the lender(s) under any Bank Facility to effect the registration of any Security Interest over the Pledged Assets in favour of such lender(s).
(b)If an amount paid by the Borrower to the Lender pursuant to the Vendor Loan Agreement is capable of being avoided or otherwise set aside on the liquidation, administration, winding-up or other similar proceeding in the jurisdiction of the Borrower or otherwise, then such amount shall not be considered to have been fully and irrevocably paid for the purposes hereof.

10.Currency conversion

If the Pledgee has received any proceeds, monies or value under this Agreement in a currency other than United States Dollars (USD) and must convert such proceeds, value or monies, the Pledgor shall

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indemnify the Pledgee, on demand, for any loss resulting from the difference in exchange rates between the date of conversion and the date on which the payment is received in the other currency, as well as for any fees (including legal fees, Taxes and any other charges) connected with this conversion.

11.Costs, expenses and indemnity

The Pledgor will indemnify the Pledgee in respect of all liabilities, loss and reasonably documented costs, charges and expenses incurred by it in relation to all actions taken pursuant to, or under, this Agreement in accordance with clause 12 (Costs, expenses and indemnities) of the Vendor Loan Agreement, save for liabilities and expenses arising from its gross negligence or wilful misconduct.

12.Liability to perform

12.1.It is expressly agreed that, notwithstanding anything to the contrary herein contained, the Pledgor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Pledged Assets.
12.2.The Pledgee shall not be required in any manner to perform or fulfil any obligations of the Pledgor in respect of the Pledged Assets, or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled hereunder at any time.
12.3.The Pledgee shall not be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the rights under this Agreement, except in the case of gross negligence (faute lourde) or wilful misconduct (faute dolosive).
12.4.For the avoidance of doubt, the Pledgee shall not be liable for any loss or damage suffered by the Pledgor and/or the Company in connection with this Agreement, save in respect of such loss or damage which is suffered as a result of gross negligence (faute lourde) or wilful misconduct (faute dolosive).

13.Waivers and remedies cumulative

13.1.Waivers
No failure or delay by the Pledgee in exercising any right, power or privilege hereunder shall operate as a waiver thereof or prejudice any other or further exercise by the Pledgee of any of its rights or remedies under this Agreement. No waiver of any of the terms hereof shall be effective unless in writing signed by the Pledgee. Any waiver may be on such terms as the Pledgee and the Pledgor reasonably see fit.

13.2.Remedies cumulative
The rights, powers and discretions of the Pledgee herein are additional to and not exclusive of those provided by law, by any agreement with or other security in favour of the Pledgee.

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14.Notices

14.1.Any notice or demand to be served by one person on another pursuant to this Agreement shall be served in accordance with clause 15 (Notices) of the Vendor Loan Agreement.
14.2.For the purposes of serving any such notice the address and email of the Pledgor and the Pledgee shall be as indicated in the Vendor Loan Agreement and as below for the Company:
Address:    17 Op der Héi, L-9809 Hosingen, Grand Duchy of Luxembourg Attention:        Luc Provost
Email:

15.Changes to the Parties

15.1.The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assignees permitted by the Vendor Loan Agreement and this Clause 15.
15.2.None of the Parties may assign, transfer or novate any of its rights or obligations under this Agreement, other than with the prior written consent of the other Party.
15.3.Any assignment, transfer or novation of all or any part of its rights or obligations under this Agreement by the Pledgee to any person made in accordance with Clause 15.2 shall be enforceable against the Pledgor pursuant to the provisions of article 1690 of the Luxembourg Civil Code. References to the Pledgee shall be deemed to include any permitted assignee or transferee or successor thereof.
15.4.In the case of an assignment, transfer or novation by the Pledgee to one or several transferees of all or any part of its rights and obligations under the Vendor Loan Agreement made in accordance with Clause 15.2, the Pledgee and the Pledgor hereby agree that in such event, to the extent required under applicable laws, the Pledgee shall preserve all of its rights under this Agreement as expressly permitted under Articles 1278 to 1281 of the Luxembourg Civil Code, so that the Pledge shall automatically, and without any formality, benefit to any such transferees.
15.5.Without prejudice to Clause 15.2, this Agreement shall remain in effect despite any amalgamation or merger (however effected) relating to the Pledgee; and references to the Pledgee shall be deemed to include any assignee or successor in title of the Pledgee and any person who, under any applicable law and in accordance with the provisions of the Vendor Loan Agreement, has assumed the rights and obligations of the Pledgee hereunder or to which under such laws the same have been transferred or novated or assigned in any manner. To the extent a further notification or registration is required by law to give effect to the above, the Pledgor shall procure that such further registration be made and the Pledgor hereby gives a power of attorney to the Pledgee to make any necessary notifications and/or registrations in the Shareholders' Register.

16.Amendments and severability

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16.1.Amendments
This Agreement may be amended or waived only with the prior consent in writing of the Parties and any such amendment or waiver will be binding on all Parties.

16.2.Severability
If any provision of this Agreement is or becomes prohibited, unenforceable or void in any jurisdiction, this shall not affect the validity or enforceability of any other provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction, but to the extent only as permitted by applicable law. The Parties shall in such case negotiate in good faith to replace the prohibited or unenforceable provision with a provision ensuring the same effect.

17.Governing law and jurisdiction

17.1.Governing law
This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Luxembourg law.

17.2.Jurisdiction
Any dispute arising in connection with the Agreement shall be submitted to the non-exclusive jurisdiction of the "Tribunal d’Arrondissement de et à Luxembourg" and, generally, of the courts of Luxembourg.

18.Counterparts

This Agreement may be executed in any number of counterparts all of which together shall constitute one and the same agreement.

[signature pages follow]

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Signature page Share pledge agreement

PLEDGOR

Thelema

Name: Luc Provost
Title: Authorised signatory

Signature page Share pledge agreement

PLEDGEE

Azenta Germany GmbH

Name: Andrew Mulkerin Title: Director

Signature page Share pledge agreement

COMPANY

B Medical Systems S.à r.l.

Name: Luc Provost
Title: Authorised signatory